UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FutureTech II Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 2024

Dear Stockholders:

This Supplement (this “Supplement”) to the Definitive Proxy Statement on Schedule 14A and Notice of Special Meeting of Stockholders filed by FutureTech II Acquisition Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2024 (the “Original Proxy Statement”), as amended by Amendment No. 1 filed with the SEC on November 4, 2024 (the “Amendment No. 1” and together with the Original Proxy Statement and this Supplement, including all annexes and exhibits thereto, the “Proxy Statement”), is being filed with the SEC and is being made available to shareholders on or about November 15, 2024. All capitalized terms not defined herein shall have the same meaning as in the Amendment No. 1.

This Supplement is being filed by the Company to reflect that FutureTech II Partners LLC (the “Sponsor”) (or its affiliates or permitted designees) has agreed to remove $50,000 cap for the Extension Payment and will deposit into the Trust Account an aggregate amount equal to $0.05 multiplied by the number of public shares of the Company that are not redeemed in connection with the stockholder vote to approve the Charter Amendment Proposal to extend the Combination Period for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination (each, an “Extension Payment”); provided that, no such Extension Payment is due for any such one-month extension after the approval of an initial business combination by the Company’s public stockholders.

Due to the changes described above, the Company has decided to postpone the special meeting to November 18, 2024 at 5:00 P.M.. Eastern time.

As previously announced, the meeting will be held via teleconference at:

FutureTech II Acquisition Corp. Virtual Special Shareholder Meeting Information

Meeting Date: November 18, 2024

Meeting Time: 5:00 p.m. Eastern Time

Special Meeting webpage (information, webcast, telephone access and replay):

https://www.cstproxy.com/futuretechii/sm2024

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 7076257#

The Notice of Special Meeting of Stockholders, the Proxy Statement and the proxy card accompanying this letter are also available at https://www.cstproxy.com/futuretechii/sm2024. We first mail these materials to our stockholders on or about October 31, 2024.

Your vote is important. Whether or not you expect to attend the special meeting in person, please complete, date and sign the proxy card enclosed with the original proxy statement and mail it in the postage-paid envelope to ensure that your shares will be represented and voted at the special meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this Supplement to the proxy statement.

I look forward to seeing you at the meeting.

November 15, 2024	By Order of the Board of Directors

/s/ Ray Chen

FutureTech II Acquisition Corp.

128 Gail Drive

New Rochelle, NY 10805

SUPPLEMENT DATED NOVEMBER 15, 2024 TO

PROXY STATEMENT DATED OCTOBER 31, 2024

This Supplement (this “Supplement”) to the Definitive Proxy Statement on Schedule 14A and Notice of Special Meeting of Stockholders filed by FutureTech II Acquisition Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2024 (the “Original Proxy Statement”), as amended by an Amendment filed with the SEC on November 4, 2024 (the “Amendment No. 1” and together with the Original Proxy Statement and this Supplement, including all annexes and exhibits thereto, the “Proxy Statement”), is being filed with the SEC and is being made available to shareholders on or about November 15, 2024. All capitalized terms not defined herein shall have the same meaning as in the Amendment No. 1.

This Supplement is being filed by the Company to reflect that FutureTech II Partners LLC (the “Sponsor”) (or its affiliates or permitted designees) has agreed to remove $50,000 cap for the Extension Payment and will deposit into the Trust Account an aggregate amount equal to $0.05 multiplied by the number of public shares of the Company that are not redeemed in connection with the stockholder vote to approve the Charter Amendment Proposal to extend the Combination Period for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination (each, an “Extension Payment”); provided that, no such Extension Payment is due for any such one-month extension after the approval of an initial business combination by the Company’s public stockholders.

This Supplement should be read in conjunction with the Original Proxy Statement and the Amendment No. 1 thereto.

Due to the changes described above, the Company has decided to postpone the special meeting to November 18, 2024 at 3. 30 P.M.. Eastern time.

As previously announced, the meeting will be held via teleconference at:

FutureTech II Acquisition Corp. Virtual Special Shareholder Meeting Information

Meeting Date: November 18, 2024

Meeting Time: 5:00 p.m. Eastern Time

Special Meeting webpage (information, webcast, telephone access and replay):

https://www.cstproxy.com/futuretechii/sm2024

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 7076257#